DEAN FOODS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

DALLAS, February 27, 2019 - Dean Foods Company (NYSE: DF) today reported fourth quarter and full year 2018 results.
Highlights

•	Full year free cash flow from operations and capex in-line with expectations

•	Non-cash goodwill impairment charge resulted in Q4 net loss from continuing operations of $2.88 per share; Adjusted net loss from continuing operations of $0.50 per share

•	Full year net loss from continuing operations of $3.63 per share and adjusted net loss from continuing operations of $0.47 per share

•	Reviewing strategic alternatives to accelerate business transformation

•	Successfully refinanced credit facilities and suspended dividend to enhance financial flexibility
Chief Executive Officer Ralph Scozzafava said, “Our 2018 financial results reflect volume deleverage from certain customers exiting our business coupled with significant inflation in fuel, freight and resin costs. While we made significant progress executing our enterprise-wide cost productivity plan, the cost savings were mitigated by incremental transitory costs associated with a recent comprehensive plant consolidation. Despite these challenges, we continued to generate positive free cash flow from operations in 2018.”
“Dean Foods is one of the nation’s largest dairy providers and we have an opportunity to leverage our scale and substantial assets to deliver value for our shareholders. With our large domestic footprint and direct-to-store delivery network, along with our national brands and strong private label capability, we have a solid foundation to drive improved financial and operational results. We are taking important actions to reshape the company to be more agile and more competitive in the marketplace. In tandem, to enhance shareholder value and accelerate our business transformation, we have initiated a review of strategic alternatives. We have also successfully refinanced our credit facilities to provide enhanced financial flexibility. We are working diligently to transform our company and are confident we are taking the right steps to more effectively compete and win in 2019 and beyond," concluded Scozzafava.
Business Updates
Review of Strategic Alternatives
On February 26, 2019, the Company announced that it has commenced a review of strategic alternatives to enhance shareholder value. These alternatives could include, among others, the continued execution of the Company’s business plan including an increased focus on certain standalone strategic initiatives, the disposition of certain assets, the formation of a joint venture, a strategic business combination, a transaction that results in private ownership or a sale of the Company, or some combination of these. As Dean Foods continues to focus on ways to accelerate its business transformation and simultaneously evaluate other strategic alternatives, the Company is suspending financial guidance.
Enhancing Financial Flexibility
Dean Foods is implementing important measures to enhance the Company’s balance sheet and provide further flexibility. These steps include:

•
Successfully refinancing the Company’s debt capital structure to include a multi-year revolving facility, secured by the Company’s real estate and other assets, and an amended receivables securitization facility, each of which will allow for covenant flexibility and extended maturities.

•	The suspension of the Company’s quarterly dividend.

Fourth Quarter and Full Year 2018 Operating Results

Financial Summary *	Three Months Ended December 31		Twelve Months Ended December 31
(In millions, except per share amounts)	2018	2017(1)	2018	2017(1)

Gross Profit
GAAP	$383	$447	$1,655	$1,818
Adjusted	$384	$448	$1,654	$1,822

Operating Income (Loss)
GAAP	$(264)	$34	$(315)	$88
Adjusted	$(46)	$52	$1	$182

Income (Loss) from Continuing Operations
GAAP	$(263)	$50	$(332)	$47
Adjusted	$(45)	$23	$(43)	$73

Interest Expense
GAAP	$15	$15	$56	$65
Adjusted	$15	$15	$56	$64

Diluted Earnings (Loss) Per Share (EPS) from Continuing Operations
GAAP	$(2.88)	$0.54	$(3.63)	$0.52
Adjusted	$(0.50)	$0.25	$(0.47)	$0.80

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Results for the three and twelve months ended December 31, 2017 have been revised to reflect the retrospective adoption of Accounting Standards Update No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost ("ASU 2017-07"). The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million and $4.3 million for the three and twelve months ended December 31, 2017, respectively, and a corresponding increase of $1.1 million and $4.3 million to other expense for the three and twelve months ended December 31, 2017, with no impact to diluted earnings (loss) per share from continuing operations.
Cash Flow
Net cash provided by continuing operations for the twelve months ended December 31, 2018, totaled $153 million. Free cash flow provided by continuing operations, which is defined as net cash provided by operating activities less capital expenditures, was $38 million for the twelve months ended December 31, 2018, flat as compared to the prior year period. Capital expenditures totaled $47 million for the fourth quarter of 2018 and $115 million for the full year 2018.
Debt
Total outstanding debt at December 31, 2018, net of $24 million cash on hand, was approximately $887 million.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income (loss), adjusted interest expense, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted earnings (loss) from continuing operations per diluted share, adjusted earnings (loss) per diluted share, adjusted EBITDA and Free Cash Flow, each as described below.

This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained without these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and twelve months ended December 31, 2018 and 2017 is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income (loss), interest expense, income (loss) from continuing operations, net income (loss) and income (loss) per diluted share from continuing operations, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable): asset impairment charges; incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand; closed deal costs; facility closing, reorganization and realignment costs; debt issuance costs; costs associated with the early retirement of long-term debt; gains (losses) on the mark-to-market of our derivative contracts; costs associated with our enterprise-wide cost productivity plan; separation costs; gains or losses related to step-acquisitions, discontinued operations and divestitures; operating income (loss) attributable to non-controlling interest; litigation settlements (including any related interest accretion); income tax impacts of the foregoing adjustments; one-time impacts of U.S. income tax reform; and adjustments to normalize our income tax expense at a rate of 26.5%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the Company’s ongoing operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Our key performance indicators are brand mix and achieving low cost, which are reflected in gross margin and operating income, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the adjustments for incremental trademark amortization and interest expense and the normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt and invest in our business. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.

Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, national white milk brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. Dean Foods also has a joint venture with Organic Valley®, distributing fresh organic products to local retailers. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Approximately 15,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share and free cash flow, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s enterprise-wide cost productivity plan and other cost-savings initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, (11) potential acquisitions, and (12) the Company’s exploration of strategic alternatives and any potential results thereof. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including the Company's most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreements and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. There are no assurances that the strategic exploration review will result in a transaction or other strategic change or outcome. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Investor Relations/External Communications, Suzanne Rosenberg, +1 214-303-3438. Media please contact +1 214-721-7766 or media@deanfoods.com.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2018(1)	2017(1)(2)	2018(1)	2017(1)(2)
Net sales	$1,929,480	$1,934,997	$7,755,283	$7,795,025
Cost of sales	1,546,086	1,488,467	6,100,005	5,976,958
Gross profit	383,394	446,530	1,655,278	1,818,067
Operating costs and expenses:
Selling and distribution	371,217	330,793	1,403,178	1,346,417
General and administrative	69,583	69,648	277,659	307,793
Amortization of intangibles	5,150	5,168	20,456	20,710
Facility closing and reorganization costs, net	1,548	1,966	74,992	24,913
Impairment of goodwill and long-lived assets	202,182	5,698	204,414	30,668
Other operating income	—	—	(2,289)	—
Equity in (earnings) loss of unconsolidated affiliate	(2,423)	(750)	(7,939)	—
Total operating costs and expenses	647,257	412,523	1,970,471	1,730,501
Operating income (loss)	(263,863)	34,007	(315,193)	87,566
Other expense:
Interest expense	14,531	14,551	56,443	64,961
Other expense, net	1,193	557	2,877	1,362
Total other expense	15,724	15,108	59,320	66,323
Income (loss) before income taxes	(279,587)	18,899	(374,513)	21,243
Income tax benefit	(16,286)	(30,608)	(42,283)	(26,179)
Income (loss) from continuing operations	(263,301)	49,507	(332,230)	47,422
Income (loss) from discontinued operations, net of tax	—	(64)	—	11,291
Gain on sale of discontinued operations, net of tax	2,950	2,875	4,872	2,875
Net income (loss)	(260,351)	52,318	(327,358)	61,588
Net loss attributable to non-controlling interest	234	—	458	—
Net income (loss) attributable to Dean Foods Company	$(260,117)	$52,318	$(326,900)	$61,588
Average common shares:
Basic	91,402	91,062	91,328	90,899
Diluted	91,402	91,151	91,328	91,274
Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(2.88)	$0.54	$(3.63)	$0.52
Income from discontinued operations attributable to Dean Foods Company	0.03	0.03	0.05	0.16
Net income (loss) attributable to Dean Foods Company	$(2.85)	$0.57	$(3.58)	$0.68
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Dean Foods Company	$(2.88)	$0.54	$(3.63)	$0.52
Income from discontinued operations attributable to Dean Foods Company	0.03	0.03	0.05	0.15
Net income (loss) attributable to Dean Foods Company	$(2.85)	$0.57	$(3.58)	$0.67
(1)    Results for the three and twelve months ended December 31, 2018 reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606"). Historically, we presented sales of excess raw materials as a reduction of cost of sales within our Consolidated Statements of Operations. On a prospective basis, effective January 1, 2018, in connection with the adoption of ASC 606, we began reporting sales of excess raw materials within the net sales line of our Consolidated Statements of Operations. Sales of excess raw materials included in net sales were $128.0 million and $515.2 million in the three and twelve months ended December 31, 2018, respectively. Sales of excess raw materials included as a reduction to cost of sales were $150.3 million and $606.9 million in the three and twelve months ended December 31, 2017, respectively. This change in presentation has no impact on gross profit.
(2)    Results for the three and twelve months ended December 31, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million and $4.3 million for the three and twelve months ended December 31, 2017, respectively, and a corresponding increase of $1.1 million and $4.3 million to other expense, net for the three and twelve months ended December 31, 2017, respectively. The adoption of ASU 2017-07 had no impact to net income, basic income per common share or diluted income per common share for the three and twelve-month periods ended December 31, 2017.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$24,176	$16,512
Other current assets	888,104	1,003,367
Total current assets	912,280	1,019,879
Property, plant and equipment, net	1,006,182	1,094,064
Intangibles and other assets, net	200,030	389,886
Total	$2,118,492	$2,503,829

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$699,661	$671,070
Total long-term debt, including current portion	906,344	913,199
Other long-term liabilities	197,755	263,613
Total Dean Foods Company stockholders' equity	302,960	655,947
Non-controlling interest	11,772	—
Total stockholders' equity	314,732	655,947
Total	$2,118,492	$2,503,829

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended December 31
	2018	2017
Cash flows from operating activities
Net cash provided by operating activities	$152,962	$144,799

Cash flows from investing activities
Payments for property, plant and equipment	(115,367)	(106,726)
Payments for acquisitions, net of cash acquired	(13,324)	(21,596)
Proceeds from sale of fixed assets	19,467	4,336
Other investments	—	(11,000)
Net cash used in investing activities	(109,224)	(134,986)

Cash flows from financing activities
Net proceeds from (repayment of) debt	(7,953)	23,777
Payments of financing costs	(715)	(1,786)
Proceeds from issuance of subsidiary's common stock	444	—
Cash dividends paid	(27,405)	(32,737)
Issuance of common stock, net of share repurchases for withholding taxes	(445)	(535)
Net cash used in financing activities	(36,074)	(11,281)
Change in cash and cash equivalents	7,664	(1,468)
Cash and cash equivalents, beginning of period	16,512	17,980
Cash and cash equivalents, end of period	$24,176	$16,512

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31, 2018
		Asset write-downs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Non-controlling interest in Good Karma	Income tax
	GAAP	(a)	(c)	(d)	(f)	(g)	(i)	Adjusted*
Gross profit	$383,394	$—	$—	$303	$—	$—	$—	$383,697

Selling and distribution	371,217	—	—	(5,759)	—	—	—	365,458

General and administrative	69,583	—	—	—	(3,949)	—	—	65,634

Total operating costs and expenses	647,257	(206,117)	(1,548)	(5,759)	(3,949)	—	—	429,884

Operating loss	(263,863)	206,117	1,548	6,062	3,949	310	—	(45,877)

Loss from continuing operations	(263,301)	206,117	1,548	6,062	3,949	310	38	(45,277)

Diluted loss per share from continuing operations	$(2.88)	$2.26	$0.02	$0.07	$0.03	$—	$—	$(0.50)

	Three Months Ended December 31, 2017
		Asset write-downs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax	Tax reform
	GAAP	(a)	(c)	(d)	(f)	(h)	(i)	(j)	Adjusted*
Gross profit(1)	$446,530	$—	$—	$1,634	$—	$—	$—	$—	$448,164

Selling and distribution(1)	330,793	—	—	622	—	—	—	—	331,415

General and administrative(1)	69,648	—	—	—	(2,888)	(2,205)	—	—	64,555

Total operating costs and expenses(1)	412,523	(6,783)	(1,966)	622	(5,738)	(2,205)	—	—	396,453

Operating income(1)	34,007	6,783	1,966	1,012	5,738	2,205	—	—	51,711

Income tax expense (benefit)	(30,608)	—	—	—	—	—	782	43,735	13,909

Income from continuing operations	49,507	6,783	1,966	1,012	5,738	2,205	(782)	(43,735)	22,694

Diluted earnings per share from continuing operations	$0.54	$0.07	$0.02	$0.01	$0.06	$0.03	$—	$(0.48)	$0.25
(1)    Results for the quarter ended December 31, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $1.1 million for the three months ended December 31, 2017 and a corresponding increase of $1.1 million to other expense, net for the three months ended December 31, 2017, with no impact to diluted earnings per share from continuing operations.
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Twelve Months Ended December 31, 2018
		Asset write-downs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Non-controlling interest in Good Karma	Other adjustments	Income tax
	GAAP	(a)	(c)	(d)	(f)	(g)	(h)	(i)	Adjusted*
Gross profit	$1,655,278	$—	$—	$(1,308)	$—	$—	$—	$—	$1,653,970

Selling and distribution	1,403,178	—	—	(5,213)	—	—	—	—	1,397,965

General and administrative	277,659	—	—	—	(18,629)	—	(206)	—	258,824

Total operating costs and expenses	1,970,471	(220,154)	(74,992)	(5,213)	(18,629)	—	2,084	—	1,653,567

Operating income (loss)	(315,193)	220,154	74,992	3,905	18,629	626	(2,084)	—	1,029

Loss from continuing operations	(332,230)	220,154	74,992	3,905	18,629	626	(2,084)	(26,835)	(42,843)

Diluted loss per share from continuing operations	$(3.63)	$2.41	$0.82	$0.04	$0.20	$0.01	$(0.03)	$(0.29)	$(0.47)

	Twelve Months Ended December 31, 2017
		Asset write-downs	Closed deal costs	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax	Tax reform
	GAAP	(a)	(b)	(c)	(d)	(f)	(h)	(i)	(j)	Adjusted*
Gross profit(1)	$1,818,067	$—	$—	$—	$3,436	$—	$—	$—	$—	$1,821,503

Selling and distribution(1)	1,346,417	—	—	—	620	—	—	—	—	1,347,037

General and administrative(1)	307,793	—	(372)	—	—	(2,888)	(17,460)	—	—	287,073

Total operating costs and expenses(1)	1,730,501	(43,558)	(372)	(24,913)	620	(5,738)	(17,460)	—	—	1,639,080

Operating income(1)	87,566	43,558	372	24,913	2,816	5,738	17,460	—	—	182,423

Interest expense	64,961	—	—	—	—	—	(1,080)	—	—	63,881

Income tax expense (benefit)	(26,179)	—	—	—	—	—	—	26,972	43,735	44,528

Income from continuing operations	47,422	43,558	372	24,913	2,816	5,738	18,540	(26,972)	(43,735)	72,652

Diluted earnings per share from continuing operations	$0.52	$0.48	$0.01	$0.27	$0.03	$0.06	$0.21	$(0.30)	$(0.48)	$0.80
(1)    Results for the twelve months ended December 31, 2017 have been revised to reflect the retrospective adoption of ASU 2017-07. The adoption of ASU 2017-07 resulted in a net increase to previously reported operating income of $4.3 million for the twelve months ended December 31, 2017 and a corresponding increase of $4.3 million to other expense, net for the twelve months ended December 31, 2017, with no impact to diluted earnings per share from continuing operations.
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except ratio data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Bank EBITDA
Net income (loss)	$(260,351)	$52,318	$(327,358)	$61,588
Interest expense	14,531	14,551	56,443	64,961
Income tax benefit	(16,286)	(30,608)	(42,283)	(26,179)
Depreciation and amortization	37,147	40,091	153,451	165,812
Asset write-downs (a)	202,182	2,848	204,414	27,818
Closed deal costs (b)	—	—	—	372
Facility closing and reorganization costs, net (c)	1,548	1,966	74,992	24,913
Mark-to-market on derivative contracts (d)	6,062	1,012	3,905	2,816
Discontinued operations (e)	(2,950)	(2,811)	(4,872)	(14,166)
Cost productivity plan (f)	3,949	5,738	18,629	5,738
Non-controlling interest in Good Karma (g)	310	—	626	—
Other adjustments (h)	—	2,205	(2,084)	17,460
Adjusted EBITDA	$(13,858)	$87,310	$135,863	$331,133

Non-cash share-based compensation expense			4,886
Bank EBITDA			$140,749

			Twelve Months Ended December 31
			2018	2017
Reconciliation of Free Cash Flow provided by continuing operations
Net cash provided by operating activities			$152,962	$144,799
Payments for property, plant and equipment			(115,367)	(106,726)
Free Cash Flow provided by continuing operations			$37,595	$38,073
* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and twelve months ended December 31, 2018 and 2017, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our ongoing operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)	The adjustment reflects the elimination of the following:

i.
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million for each of the three months ended December 31, 2018 and 2017, and $15.7 million for each of the twelve months ended December 31, 2018 and 2017;

ii.
Asset impairment charges on certain fixed assets of $11.5 million and $2.8 million for the three months ended December 31, 2018 and 2017, respectively, and $13.7 million and $27.8 million for the twelve months ended December 31, 2018 and 2017, respectively. We evaluate our long-lived assets for impairment when circumstances indicate that the carrying value of an asset group may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment, the planned closure of a facility or a decline in operating cash flows of an asset group; and

iii.	The full goodwill impairment charge of $190.7 million recorded in the three months ended December 31, 2018.

(b)	The adjustment reflects the elimination of expenses related to completed acquisitions and other transactional activities of $0.4 million for the twelve months ended December 31, 2017.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and reorganization costs.

(d)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(e)
The adjustment reflects the elimination of net gains from discontinued operations of $3.0 million and $2.8 million for the three months ended December 31, 2018 and 2017, respectively, and $4.9 million and $14.2 million for the twelve months ended December 31, 2018 and 2017, respectively.

(f)
The adjustment reflects the elimination of a non-cash asset write down and certain other direct expenses incurred as a result of our enterprise-wide cost productivity plan. The charges were $4.0 million and $18.6 million for the three and twelve months ended December 31, 2018, respectively, and $5.7 million for each of the three and twelve months ended December 31, 2017.

(g)	The adjustment reflects the elimination of operating loss attributable to the non-controlling interest in Good Karma Foods, Inc. ("Good Karma").

(h)	The adjustment reflects the elimination of the following:

i.
The non-cash gain from the remeasurement of our investment in Good Karma. We increased our ownership interest in Good Karma with an additional investment of $15 million through a step-acquisition during the twelve months ended December 31, 2018;

ii.
Separation charges related to the previously disclosed departures of certain executive officers of $0.2 million in the twelve months ended December 31, 2018, and $2.1 million and $3.1 million for the three and twelve months ended December 31, 2017, respectively;

iii.	A charge related to litigation settlements reached in the twelve months ended December 31, 2017; and

iv.
The write off of unamortized deferred financing costs of $1.1 million in connection with the January 4, 2017 amendments to our senior secured revolving credit facility and receivables securitization facility in the twelve months ended December 31, 2017.

(i)
The adjustment reflects the income tax impact of adjustments (a) through (d) and (f) through (h) and an adjustment to our income tax expense to reflect income tax at a tax rate of 26.5% for the three and twelve months ended December 31, 2018, respectively, and 38% for the three and twelve months ended December 31, 2017, respectively, which we believe represents our normalized effective tax rate as a U.S. domiciled business. The reduction in our normalized effective tax rate beginning in 2018 is associated with the December 22, 2017, enactment of the Tax Cuts and Jobs Act.

(j)
The adjustment reflects the elimination of one-time effects to income tax expense associated with the December 22, 2017 enactment of the Tax Cuts and Jobs Act (the "Tax Act”). For the Company, significant provisions of the Tax Act include a reduction in the corporate income tax rate from 35% to 21% beginning in 2018 and a mandatory one-time transition tax on unrepatriated foreign earnings. The reduction in the corporate income tax rate triggered an immediate revaluation of our deferred tax assets and liabilities, which resulted in a $45.8 million one-time income tax benefit. This benefit was partly offset by the recognition of a $2.1 million income tax expense associated with the mandatory transition tax on our accumulated foreign earnings. The resulting net income tax benefit of $43.7 million was recorded in the three months ended December 31, 2017.